Joint Filer Information

NAME: Highbridge International LLC
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ADDRESS: c/o Harmonic Fund Services
         The Cayman Corporate Centre, 4th Floor
         27 Hospital Road
         George Town, Grand Cayman
         Cayman Islands, British West Indies

DESIGNATED FILER: Highbridge Capital Management, LLC
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ISSUER: Ambassadors International, Inc.
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DATE OF EVENT REQUIRING STATEMENT: June 10, 2010
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SIGNATURE:  HIGHBRIDGE INTERNATIONAL LLC
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              By: Highbridge Capital Management, LLC
                               its Trading Manager

[OBJECT OMITTED]By: /s/ John Oliva
             Name: John Oliva
                            Title: Managing Director

                             Joint Filer Information

NAME: Glenn Dubin

ADDRESS: c/o Highbridge Capital Management, LLC
         40 West 57th Street, 33rd Floor
         New York, New York 10019

DESIGNATED FILER: Highbridge Capital Management, LLC
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ISSUER: Ambassadors International, Inc.
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DATE OF EVENT REQUIRING STATEMENT:  June 10, 2010
---------------------------------

SIGNATURE:
              /s/ Glenn Dubin
[OBJECT OMITTED]
              GLENN DUBIN